Exhibit 99.1

Kiora Pharmaceuticals Reports Third Quarter 2025 Results; Company Advances Pipeline with Two Actively Enrolling Phase 2 Clinical Trials for Retinal Diseases

Encinitas, California – November 7, 2025 - Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX) ("Kiora" or the "Company") today announced third quarter 2025 financial results and provided an update on its pipeline of small molecules for the treatment of retinal diseases.

Key third quarter and 2025 year-to-date corporate highlights include:

•Continued recruitment and patient dosing in KLARITY, an open-label Phase 2 clinical trial evaluating KIO-104 for the treatment of patients with retinal inflammation.

•Continued recruitment and patient dosing in the ABACUS-2 trial, a Phase 2, randomized, controlled clinical trial of KIO-301 for vision restoration in patients with retinitis pigmentosa.

•In the third quarter of 2025, Kiora received $1.2 million in reimbursed R&D expenses from Théa Open Innovation (“Théa”) for activities related to KIO-301 performed in the second quarter of 2025. The Company billed $1.5 million in the third quarter of 2025 for reimbursable R&D expenses, of which $0.3 million was received within the quarter.

•Ended the quarter with $19.4 million in cash, cash equivalents and short-term investments, along with $1.2 million in collaboration receivables and $1.5 million in tax and research credit receivables.

•Maintained projected cash runway into late 2027, a timeframe beyond anticipated data readouts for both KLARITY and ABACUS-2, with potential for further extension through achievement of partnership milestones.

"Both of our Phase 2 clinical trials continue to recruit, screen, and dose participants. Further, we continue to explore adding more trial centers to expand the geographic footprint and accelerate enrollment in both trials,” said Brian M. Strem, Ph.D., President & Chief Executive Officer of Kiora. "For ABACUS-2, screening and enrollment has been expanded by patients who participated in Kiora’s functional endpoint validation study. This endpoint validation study remains open for patients with less severe vision loss, representing an additional population of individuals potentially helped by KIO-301. We are also maintaining close collaboration with our partners, Théa and Senju, who will be instrumental in potential registration studies and global commercialization.

“KLARITY enrollment is targeting patients with one of several inflammatory retinal diseases that cause macular edema in this two-stage, multi-dose study. As part of the design, we have a pre-defined sentinel assessment of safety and tolerability.

“Collectively, the progress across both studies represents the execution of our strategy to advance a diversified pipeline targeting rare and common retinal diseases, with each asset having potential to address several indications.”

Third Quarter Financial Highlights

“Our cash position continues to support an anticipated runway into late 2027, well beyond the anticipated clinical readouts for both ABACUS-2 and KLARITY,” said Melissa Tosca, Chief

Financial Officer. “This outlook is further supported by an approximate $1.0 million income tax receivable, resulting from changes under the OBBBA enacted in July 2025 that modified the treatment of capitalized R&D. These revisions provide greater flexibility in applying prior R&D expenses against net income. We continue to manage our capital efficiently, maintaining a stable G&A spend while increasing R&D investment that is partially offset by reimbursement from our strategic partner.”

Kiora ended the third quarter of 2025 with $19.4 million in cash, cash equivalents, and short-term investments. The Company also recorded $1.2 million in collaboration receivables from Théa for reimbursable R&D expenses and $1.5 million in tax and other receivables, of which 1.0 million is from income tax receivables and $0.5 million is related to research tax credits.

R&D expenses for the third quarter of 2025 were $2.7 million, before recognizing $1.7 million in reimbursable expenses from Théa. In comparison, R&D expenses for the third quarter of 2024 were $2.1 million, with $0.9 million in offsetting reimbursable expenses from Théa. The increase in R&D for the third quarter of 2025 was mainly attributed to clinical trial activities. G&A expenses were $1.4 million for the third quarter of 2025, consistent with $1.4 million in the third quarter of 2024.

The Company reported net income of $27 thousand for the third quarter of 2025, compared to a net loss of $3.4 million in the third quarter of 2024. The improvement was driven by favorable tax impacts, noncash gains from the remeasurement of existing contingent consideration liabilities, and continued control of operating costs.

About Kiora Pharmaceuticals

Kiora Pharmaceuticals is a clinical-stage biotechnology company developing advanced therapies for retinal disease. We target critical pathways underlying retinal diseases using innovative small molecules to slow, stop, or restore vision loss. KIO-301 is being developed initially for the treatment of retinitis pigmentosa, with plans to expand into choroideremia, and Stargardt disease. It is a molecular photoswitch that has the potential to restore vision in patients with inherited and/or age-related retinal degeneration. KIO-104 is being developed for the treatment of retinal inflammation. It is a next-generation, non-steroidal, immuno-modulatory, and small-molecule inhibitor of dihydroorotate dehydrogenase (DHODH).

In addition to news releases and SEC filings, we expect to post information on our website, www.kiorapharma.com, and social media accounts that could be relevant to investors. We encourage investors to follow us on X and LinkedIn as well as to visit our website and/or subscribe to email alerts.

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, Kiora's ability to execute on development and commercialization efforts and other regulatory or marketing approval efforts pertaining to Kiora's development-stage products, including KIO-104 and KIO-301, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all, the sufficiency of existing cash and short-term investments on hand to fund operations for specific periods, the timeline of anticipated readouts, the potential for cash runway extension through partnership milestones, the potential to add trial centers, expand the geographic footprint of trials and/or accelerate enrollment, the potential for KIO-301 and KIO-104 to address multiple indications, and the possibility of future registration studies and global commercialization. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the ability to conduct clinical trials on a timely basis, market and other conditions and certain risk factors described under the heading "Risk Factors" contained in Kiora's Annual Report on Form 10-K filed with the SEC on March 25, 2025 or described in Kiora's other public filings, including on Form 10-Q filed with the SEC on November 7, 2025. Kiora's results may also be affected by factors of which Kiora is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Kiora expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions, or circumstances on which any such statement is based, except as required by law.

Contacts:

Investors
Investors@kiorapharma.com

Financial Tables Follow

KIORA PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025 (unaudited)	December 31, 2024
ASSETS
Current Assets:
Cash and Cash Equivalents	$5,508,899	$3,792,322
Short-Term Investments	13,866,546	22,999,760
Prepaid Expenses and Other Current Assets	650,429	2,042,487
Collaboration Receivables	1,213,226	601,197
Tax and Other Receivables	1,454,756	270,246
Total Current Assets	22,693,856	29,706,012
Non-Current Assets:
Property and Equipment, Net	101,807	5,232
Restricted Cash	4,520	4,057
Intangible Assets and In-Process R&D, Net	6,687,100	6,687,100
Operating Lease Right-of-Use Assets	318,036	57,170
Other Assets	58,135	24,913
Total Assets	$29,863,454	$36,484,484
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$241,471	$415,590
Accrued Expenses	2,153,906	4,588,657
Accrued Collaboration Credit	29,057	981,111
Operating Lease Liabilities	155,926	23,355
Total Current Liabilities	2,580,360	6,008,713
Non-Current Liabilities:
Contingent Consideration	2,883,423	4,191,490
Deferred Tax Liability	490,690	490,690
Deferred Collaboration Revenue	1,250,000	—
Non-Current Operating Lease Liabilities	248,239	33,815
Total Non-Current Liabilities	4,872,352	4,715,995
Total Liabilities	7,452,712	10,724,708
Commitments and Contingencies (Note 10)
Stockholders’ Equity:
Preferred Stock, $0.01 Par Value: 10,000,000 shares authorized; 3,750 designated Series A, 0 shares issued and outstanding; 10,000 designated Series B, 0 shares issued and outstanding; 10,000 shares designated Series C, 0 shares issued and outstanding; 20,000 shares designated Series D, 7 shares issued and outstanding; 1,280 shares designated Series E, 0 shares issued and outstanding; 3,908 shares designated Series F, 420 issued and outstanding at September 30, 2025 and December 31, 2024, respectively	4	4
Common Stock, $0.01 Par Value: 150,000,000 shares authorized; 3,433,491 and 3,000,788 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	272,006	267,679
Additional Paid-In Capital	170,083,195	169,156,374
Accumulated Deficit	(147,700,755)	(143,382,122)
Accumulated Other Comprehensive Loss	(243,708)	(282,159)
Total Stockholders’ Equity	22,410,742	25,759,776
Total Liabilities and Stockholders’ Equity	$29,863,454	$36,484,484

KIORA PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE (LOSS) INCOME
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Collaboration Revenue	$—	$—	$—	$16,000,000
Grant Revenue	—	—	—	20,000
Total Revenue	—	—	—	16,020,000
Operating Expenses:
General and Administrative	1,443,827	1,380,997	4,287,075	4,215,411
Research and Development	2,729,891	2,184,991	7,852,267	5,917,868
Collaboration Credits	(1,658,248)	(867,760)	(5,310,288)	(2,200,298)
In-Process R&D Impairment	—	2,008,000	—	2,008,000
Change in Fair Value of Contingent Consideration	(1,721,033)	(1,103,991)	(1,308,067)	(995,951)
Total Operating Expenses	794,437	3,602,237	5,520,987	8,945,030
Operating (Loss) Income	(794,437)	(3,602,237)	(5,520,987)	7,074,970
Other Income (Expense), Net:
Interest Income, Net	201,822	248,840	703,692	813,989
Other Expense, Net	(23,708)	(59,929)	(133,517)	(70,724)
Total Other Income, Net	178,114	188,911	570,175	743,265
(Loss) Income Before Income Tax Benefit	(616,323)	(3,413,326)	(4,950,812)	7,818,235
Income Tax Benefit	643,129	—	632,179	—
Net (Loss) Income	$26,806	$(3,413,326)	$(4,318,633)	$7,818,235
Net (Loss) Income Attributable to Common Shareholders	$26,806	$(3,413,326)	$(4,318,633)	$7,818,235
Net (Loss) Income per Common Share - Basic	$0.01	$(0.81)	$(1.04)	$2.08
Weighted Average Shares Outstanding - Basic	4,289,853	4,214,950	4,165,568	3,757,467
Net (Loss) Income per Common Share - Diluted	$0.01	$(0.81)	$(1.04)	$1.91
Weighted Average Shares Outstanding - Diluted	4,361,740	4,214,950	4,165,568	4,092,880

Other Comprehensive (Loss) Income:
Net (Loss) Income	$26,806	$(3,413,326)	$(4,318,633)	$7,818,235
Unrealized Gain (Loss) on Marketable Securities	11,214	76,435	(16,001)	73,607
Foreign Currency Translation Adjustments	(9,153)	94,094	54,451	33,988
Comprehensive (Loss) Income	$28,867	$(3,242,797)	$(4,280,183)	$7,925,830